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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 and related Prospectus with respect to the Amended and Restated 1988 Long-term Performance Incentive Plan of Tremont Corporation and the 1992 Non-Employee Director Stock Option Plan of Tremont Corporation of our reports dated February 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tremont Corporation as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, our report dated February 7, 1997 on our audits of the consolidated financial statements of NL Industries, Inc. as of December 31, 1995 and 1996 and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1996, and our report dated January 21, 1997 on our audits of the consolidated financial statements of Titanium Metals Corporation as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.





                                         COOPERS & LYBRAND L.L.P.


Denver, Colorado
March 28, 1997